EXHIBIT 99.1


FOR IMMEDIATE RELEASE                                          6TH AUGUST 1998


                           TELEWEST COMMUNICATIONS PLC
                              INTERIM RESULTS 1998


EBITDA                              (POUND)54.3M     +231.4%
REVENUE                             (POUND)225.9M    +24.5%
CATV     MARGIN                     46.0%            +6.7% POINTS
TELEPHONY MARGIN                    75.3%            +3.4% POINTS
HOUSEHOLD PENETRATION               34.5%            +0.5% POINTS

----------------------------- -------------------- ------------------------------ ------------------------------
QUARTER ENDING                     JUN. 98                   JUN. 97                      DEC. 97
----------------------------- -------------------- ------------------------------ ------------------------------
TELEVISION
                   Customers         642,303       559,963     (+14.7%)           605,988     (+6.0%)
                 Penetration         22.8%         22.0%       (+0.8% points)     22.0%       (+0.8% points)
                       Churn         33.7%         32.2%       (+1.5% points)     34.0%       (-0.3% points)
           Av. Rev. per cust  (pound)23.40   (pound)23.37      (+0.1%)     (pound)23.40       (+0.0%)

RESIDENTIAL TELEPHONY
                   Customers         853,121       720,508    (+18.4%)            810,358    (+5.3%)
                 Penetration         30.6%         28.9%       (+1.7% points)     29.7%       (+0.9% points)
                       Churn         21.1%         19.2%       (+1.9% point)      20.0%       (+1.1% points)
           Av. Rev. per line  (pound)19.22   (pound)19.09      (+0.7%)      (pound)19.19       (+0.2%)

BUSINESS TELEPHONY
                       Lines         116,634        82,601    (+41.2%)            100,989    (+15.5%)
         Av. Lines per cust.         4.2            3.6       (+16.7%)              4.0      (+5.0%)
           Av. Rev. per line  (pound)44.55   (pound)44.67     (-0.3%)       (pound)43.62     (+2.1%)
          Av. Rev. per cust.  (pound)183.70  (pound)152.91    (+20.1%)      (pound)158.05    (+16.2%)

INTERNET
           Dial-up customers        19,810         8,806        (+125.0%)         16,713      (+18.5%)

----------------------------- -------------------- ------------------------------ ------------------------------

TELEWEST TODAY ANNOUNCED ITS INTERIM RESULTS.

Commenting on the results Charles Burdick, Group Finance Director, said:
"I am very pleased with the strong results for the first half of 1998. Total revenues are almost 25 per cent higher than the corresponding period last year, while earnings before interest, tax and depreciation (EBITDA) are up by more than 230 per cent and are already above the full 1997 result.

"Our household penetration has risen to 34.5 per cent; sales of business telephone lines and revenues per business customer are, respectively, 41 per cent and 20 per cent higher; and we have further improved the margins of both telephony and cable television.

"We have reduced selling, general and administrative costs as a proportion of revenues to 41 per cent, compared to over 50 per cent in 1997. We have also achieved a 50 per cent reduction in capital expenditure while completing our national network and continuing to develop our local broadband systems.

"The company ended the second quarter of 1998 with (pound)1.51 billion of debt split between (pound)0.6bn of Senior Bank debt and (pound)0.91bn of bond debt. We are fully funded and operating comfortably within our restructured bank facilities.

"We are currently looking at financing options with regard to the exercise of our pre-emption rights resulting from the Comcast/NTL merger and the purchase of Comcast's Birmingham Cable and Cable London shareholdings."


David Van Valkenburg, Chief Executive of Telewest, said:

"The second quarter of 1998 has been an exciting period for Telewest. Our interim results show we are well placed to sustain our leading position in the cable market.

"Cable TV and telephony penetration have reached record levels, we have launched new services for the residential and business markets and we have earned more in the first six months of this year than we did in the whole of 1997.
These achievements are a credit to everyone at Telewest.

"Our new Millennium packages are growing in popularity and we see evidence that the wider choices we are offering are what customers want from their pay-TV service. Penetration in the North East region has grown by 5.5 percentage points since we introduced the Millennium package a year ago. This indicates the near-term opportunity to increase penetration throughout our regions as we re-market all our customer base with Millennium.

"Front Row has exceeded all our expectations. One in five of our customers is regularly using the service. We have brought forward our plans to expand Front Row from a four to eight-channel service and to accelerate the introduction of remote-control ordering facilities in all our franchises.

"While churn in cable TV declined in the second quarter, both TV and telephony churn are receiving our close attention. There are encouraging signs that we have tackled the product-related causes of churn. Our efforts are now focused on bolstering the support systems our people need to serve our customers most effectively.

"In the business market, volumes continued to rise sharply in terms of customers, lines per customer, and revenue per customer. In particular we have been very successful in selling digital products to our business customers.

"The completion of our national network means we are ready to expand our range of products and services. The network will allow us to design more sophisticated solutions for corporate customers and be more innovative in our pricing and packaging of voice and data services. We will also be creating a new business unit to target the substantial opportunities in the provision of wholesale services for other operators.

"Looking ahead, we expect to start trials of digital services later this year and to launch services in 1999. In addition to digital broadcast and subscription television channels, we will dedicate 40 - 50 channels to near video on demand services, offer Internet access through the TV and give consumers access to a wide range of interactive services.

"We will also be launching high speed Internet services in the first half of 1999. Our cable modems will connect users to the Internet at up to 100 times the speed of a normal telephone line. We are currently exploring joint venture possibilities with content providers and other cable operators to maximise this opportunity.

"Finally, on 15th April 1998 we announced that the boards of Telewest and General Cable PLC had agreed the terms of a proposed merger and that we intend to exercise our options to acquire the interests held by Comcast UK Cable Partners Ltd in Birmingham Cable and Cable London (subject to, inter alia, price and availability of finance). Together these transactions will, when implemented, create the largest UK cable operator and one better positioned to capitalise on the excellent progress made to date."

NOTES:

ALL REFERENCES TO FINANCIAL INFORMATION ABOVE ARE UK GAAP.

THE FOLLOWING IS INCLUDED IN CONNECTION WITH LEGISLATION IN THE UNITED STATES OF AMERICA, THE SAFE HARBOUR STATEMENT UNDER THE US PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE FOREGOING INCLUDES CERTAIN FORWARD LOOKING STATEMENTS THAT INVOLVE VARIOUS RISKS AND UNCERTAINTIES WHICH COULD LEAD TO ACTUAL RESULTS SIGNIFICANTLY DIFFERENT THAN THOSE ANTICIPATED BY TELEWEST. FOR A DISCUSSION OF CERTAIN OF THESE RISKS AND UNCERTAINTIES SEE THE COMPANY'S 1997 ANNUAL REPORT AND REGISTERED STATEMENTS FILED IN JUNE 1998.



Enquiries to:        TELEWEST COMMUNICATIONS PLC

                     David Van Valkenburg, Chief Executive
                     Tel: 01483 750900
                     Charles Burdick, Group Finance Director
                     Tel: 01483 750900
                     Stephen Powers, Media Relations Manager
                     Tel: 01483 295281/0467 392804

                     and at :

                     Dewe Rogerson
                     Anthony Carlisle
                     0171 638 9571

TELEWEST COMMUNICATIONS PLC
Operating Statistics - Owned and operated on an equity basis

-----------------------------------------------------------------------------------------------------------------------
2ND QUARTER 1998 NET ADDITIONS
                                                    NET ADDITIONS     NET ADDITIONS    NET ADDITIONS     NET ADDITIONS
                                                          Q2 1998            YTD 98          Q2 1997          YTD 1997
-----------------------------------------------------------------------------------------------------------------------
CABLE TELEVISION
----------------
HOMES MARKETED                                             27,720            62,372          103,615           207,039
CATV CUSTOMERS                                             24,426            36,315           18,235            31,821

RESIDENTIAL TELEPHONY
---------------------
HOMES MARKETED                                             29,398            65,070          119,243           242,020
RESIDENTIAL TELEPHONY CUSTOMERS                            21,536            42,763           50,931           100,131
RESIDENTIAL TELEPHONY LINES                                31,334            59,491           56,282           109,168

BUSINESS TELEPHONY
------------------
BUSINESS TELEPHONY CUSTOMERS                                  966             2,023            1,668             2,291
BUSINESS TELEPHONY LINES                                    6,619            15,645            8,061            14,778

-----------------------------------------------------------------------------------------------------------------------
                                                                      AS AT 30 JUNE                      AS AT 30 JUNE
                                                                               1998                               1997
-----------------------------------------------------------------------------------------------------------------------
CABLE TELEVISION
----------------
HOMES MARKETED                                                            2,822,556                          2,542,992
CATV CUSTOMERS                                                              642,303                            559,963
CATV PENETRATION                                                              22.8%                              22.0%
QUARTERLY CHURN RATE (ANNUALISED)                                             28.8%                              32.9%
ROLLING 12 MONTH CHURN RATE                                                   33.7%                              32.2%

RESIDENTIAL TELEPHONY
---------------------
HOMES MARKETED                                                            2,790,224                          2,496,754
RESIDENTIAL TELEPHONY CUSTOMERS                                             853,121                            720,508
RESIDENTIAL TELEPHONY PENETRATION                                             30.6%                              28.9%
RESIDENTIAL TELEPHONY LINES                                                 895,659                            736,177
QUARTERLY CHURN RATE PER LINE (ANNUALISED)
                                                                              21.7%                              19.1%
ROLLING 12 MONTH CHURN RATE                                                   21.1%                              19.2%

BUSINESS TELEPHONY
------------------
BUSINESS TELEPHONY CUSTOMERS                                                 27,498                             23,173
BUSINESS TELEPHONY LINES                                                    116,634                             82,601
AVERAGE NUMBER OF LINES PER CUSTOMER                                            4.2                                3.6

INTERNET
--------
DIAL-UP CUSTOMERS                                                            19,810                              8,806

CABLE TELEVISION AND RESIDENTIAL TELEPHONY
CUSTOMERS                                                                   528,614                            422,484
CABLE TELEVISION ONLY CUSTOMERS                                             113,689                            137,479
RESIDENTIAL TELEPHONY ONLY CUSTOMERS                                        324,507                            298,024
INTERNET ONLY CUSTOMERS                                                       1,825                              2,454
TOTAL CUSTOMERS                                                             968,635                            860,441
-----------------------------------------------------------------------------------------------------------------------


TELEWEST COMMUNICATIONS PLC
Operating Statistics - Owned and operated and affiliated franchises
* On an equity basis

---------------------------------------------------------------------------------------------------------------------
2ND QUARTER NET ADDITIONS
                                                   NET ADDITIONS    NET ADDITIONS     NET ADDITIONS    NET ADDITIONS
                                                         Q2 1998         YTD 1998           Q2 1997         YTD 1997
---------------------------------------------------------------------------------------------------------------------
CABLE TELEVISION
----------------
HOMES MARKETED                                            30,355           66,041           114,776          233,044
CATV CUSTOMERS                                            24,880           38,127            19,445           36,854

RESIDENTIAL TELEPHONY
---------------------
HOMES MARKETED                                            32,102           68,452           130,503          268,184
RESIDENTIAL TELEPHONY CUSTOMERS                           23,527           48,318            55,835          109,647
RESIDENTIAL TELEPHONY LINES                               33,795           66,006            61,423          119,129

BUSINESS TELEPHONY
------------------
BUSINESS TELEPHONY CUSTOMERS                               1,192            2,381             1,764            2,508
BUSINESS TELEPHONY LINES                                   8,164           18,297             8,988           16,535

---------------------------------------------------------------------------------------------------------------------
                                                                    AS AT 30 JUNE                      AS AT 30 JUNE
                                                                             1998                               1997
---------------------------------------------------------------------------------------------------------------------
CABLE TELEVISION
----------------
HOMES MARKETED                                                          3,162,623                          2,859,879
CATV CUSTOMERS                                                            725,479                            636,453

RESIDENTIAL TELEPHONY
---------------------
HOMES MARKETED                                                          3,130,779                          2,811,225
RESIDENTIAL TELEPHONY CUSTOMERS                                           943,000                            795,747
RESIDENTIAL TELEPHONY LINES                                               988,547                            812,650

BUSINESS TELEPHONY
------------------
BUSINESS TELEPHONY CUSTOMERS                                               30,712                             25,806
BUSINESS TELEPHONY LINES                                                  134,970                             95,104
AVERAGE NUMBER OF LINES PER CUSTOMER                                          4.4                                3.7
---------------------------------------------------------------------------------------------------------------------



Note:

* The affiliated franchises include Telewest's interests in Cable London plc (50.0% interest), Birmingham Cable Corporation (27.5% interest) and The Cable Corporation (16.5% interest).

TELEWEST COMMUNICATIONS PLC
Owned and Operated Franchises
As at 30 June 1998

------------------------------------------------------------------------------------------------------------------------
                                             London and        Midlands and     Scotland and     North West     Total
                                             Sount East        South West       North East
------------------------------------------------------------------------------------------------------------------------
CABLE TELEVISION
----------------
HOMES MARKETED                                  630,203          838,017           757,473        596,863     2,822,556
CATV CUSTOMERS                                  149,808          185,740           178,507        128,248       642,303
CATV PENETRATION                                  23.8%            22.2%             23.6%          21.5%         22.8%

RESIDENTIAL TELEPHONY
---------------------
HOMES MARKETED                                  624,210          838,140           731,783        596,091     2,790,224
RESIDENTIAL TELEPHONY CUSTOMERS
                                                160,580          278,555           230,664        183,322       853,121
RESIDENTIAL TELEPHONY PENETRATION
                                                  25.7%            33.2%             31.5%          30.8%         30.6%
RESIDENTIAL TELEPHONY LINES                     175,602          289,383           238,958        191,716       895,659

BUSINESS TELEPHONY
------------------
BUSINESS TELEPHONY CUSTOMERS                      6,583            9,105             6,410          5,400        27,498
BUSINESS TELEPHONY LINES                         31,669           42,493            20,759         21,713       116,634
AVERAGE NUMBER OF LINES PER
    CUSTOMER                                        4.8              4.7               3.2            4.0           4.2
------------------------------------------------------------------------------------------------------------------------

TELEWEST COMMUNICATIONS PLC
Owned and Operated Franchises
As at 30 June 1998

------------------------------------------------------------------------------------------------------------------------------------
                                   London       South       North       Scotland      South        North        Midlands     Total
                                   South        West        Esat                      East         West
------------------------------------------------------------------------------------------------------------------------------------
CABLE TELEVISION
----------------
HOMES MARKETED                     364,964      382,232     225,079      532,394      265,239      596,863      455,785    2,822,556
CATV CUSTOMERS                      81,224       85,153      55,711      122,796       68,584      128,248      100,587      642,303
CATV PENETRATION                     22.3%        22.3%       24.8%        23.1%        25.9%        21.5%        22.1%        22.8%

RESIDENTIAL TELEPHONY
---------------------
HOMES MARKETED                     358,947      382,355     222,882      508,901      265,263      596,091      455,785    2,790,224
RESIDENTIAL TELEPHONY CUSTOMERS     76,583      121,904      76,346      154,318       83,997      183,322      156,651      853,121
RESIDENTIAL TELEPHONY PENETRATION    21.3%        31.9%       34.3%        30.3%        31.7%        30.8%        34.4%        30.6%
RESIDENTIAL TELEPHONY LINES         85,729      128,809      78,004      160,954       89,873      191,716      160,574      895,659

BUSINESS TELEPHONY
------------------
BUSINESS TELEPHONY CUSTOMERS         5,034        5,229       1,790        4,620        1,549        5,400        3,876       27,498
BUSINESS TELEPHONY LINES            25,478       23,266       5,071       15,688        6,191       21,713       19,227      116,634
AVERAGE NUMBER OF LINES PER
    CUSTOMER                           5.1          4.5         2.8          3.4          4.0          4.0          5.0          4.2

------------------------------------------------------------------------------------------------------------------------------------

TELEWEST COMMUNICATIONS PLC
Affiliated Franchises
As at 30 June 1998

------------------------------------------------------------------------------------------------------------------------------------
                                      Cable London            Birmingham Cable      The Cable Corporation       Total Affiliates
                                   ACTUAL      EQUITY        ACTUAL      EQUITY       ACTUAL     EQUITY        ACTUAL      EQUITY
------------------------------------------------------------------------------------------------------------------------------------
CABLE TELEVISION
HOMES MARKETED                      358,497    179,249       415,099     114,152      282,827     46,666     1,056,423     340,067
CATV CUSTOMERS                       87,604     43,802       116,893      32,146       43,809      7,228       248,306      83,176
CATV PENETRATION                      24.4%      24.4%         28.2%       28.2%        15.5%      15.5%         23.5%       24.5%

RESIDENTIAL TELEPHONY
HOMES MARKETED                      358,497    179,249       415,099     114,152      285,782     47,154     1,059,378     340,555
RESIDENTIAL TELEPHONY CUSTOMERS
                                     88,094     44,047       128,247      35,268       64,027     10,564       280,368      89,879
RESIDENTIAL TELEPHONY PENETRATION
                                      24.6%      24.6%         30.9%       30.9%        22.4%      22.4%         26.5%       26.4%
RESIDENTIAL TELEPHONY LINES          94,110     47,055       128,247      35,268       64,027     10,564       286,384      92,887

BUSINESS TELEPHONY
BUSINESS TELEPHONY CUSTOMERS          3,202      1,601         4,523       1,243        2,234        369         9,959       3,213
BUSINESS TELEPHONY LINES             16,568      8,284        20,022       5,506       27,548      4,545        64,138      18,335
AVERAGE NUMBER OF LINES PER
    CUSTOMER                            5.2        5.2           4.4         4.4         12.3       12.3           6.4         5.7

------------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------
TELEWEST COMMUNICATIONS PLC
UK GAAP

-----------------------------------------------------------------------------------------------------------------------
UNAUDITED SUMMARISED CONSOLIDATED PROFIT AND LOSS ACCOUNT FOR THE SIX MONTHS ENDED 30 JUNE 1998

                                                             NOTE         6 MONTHS          6 MONTHS              YEAR
                                                                             ENDED             ENDED             ENDED
                                                                           30 JUNE           30 JUNE       31 DECEMBER
                                                                              1998              1997              1997
                                                                        (POUND)000        (POUND)000        (POUND)000
-----------------------------------------------------------------------------------------------------------------------
TURNOVER
     CABLE TELEVISION                                                       88,758            76,845           159,918
     TELEPHONY - RESIDENTIAL                                                98,918            77,849           166,645
     TELEPHONY - BUSINESS                                                   28,106            19,901            43,882
     OTHER (INTERNET, AD SALES ETC)                                         10,095             6,847            16,053
                                                                           225,877           181,442           386,498
                                                                   ====================================================

OPERATING LOSS                                                            (39,816)          (59,985)         (127,764)

SHARE OF RESULTS OF ASSOCIATED UNDERTAKINGS                                (3,457)           (5,418)          (11,126)
OTHER INTEREST RECEIVABLE AND SIMILAR income (includes                       2,968             5,266            14,662
the group share of interest receivable in associated
undertakings of (pound)104,(pound)683 and (pound)5,565 respectively)
INTEREST PAYABLE AND SIMILAR CHARGES                            3        (101,317)          (82,206)         (185,681)
LOSS ON ORDINARY ACTIVITIES BEFORE TAX                                   (141,622)         (142,343)         (309,909)
TAX ON LOSS ON ORDINARY ACTIVITIES                                               3             (115)             (521)
LOSS ON ORDINARY ACTIVITIES AFTER TAX                                    (141,619)         (142,458)         (310,430)
MINORITY INTERESTS                                                            (68)             (210)             (293)
LOSS FOR THE FINANCIAL PERIOD                                            (141,687)         (142,668)         (310,723)
                                                                   ====================================================
LOSS PER EQUITY SHARE (PENCE)                                               (10.0)            (10.0)            (21.8)
                                                                   ====================================================

-----------------------------------------------------------------------------------------------------------------------
1  EARNINGS/ (LOSS) BEFORE INTEREST, TAXES,
    DEPRECIATION, AND AMORTISATION ("EBITDA")
-----------------------------------------------------------------------------------------------------------------------

OPERATING LOSS                                                             (39,816)         (59,985)          (127,764)
ADD:  DEPRECIATION                                                           94,079           76,358            177,341
EBITDA                                                                       54,263           16,373             49,577
                                                                   =====================================================

2  OPERATING COSTS

PROGRAMMING EXPENSES                                                         47,923           46,626             93,441
TELEPHONY EXPENSES                                                           31,315           27,440             50,145
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES                                92,376           91,003            193,335
DEPRECIATION                                                                 94,079           76,358            177,341
                                                                            265,693          241,427            514,262
                                                                   =====================================================

3  INTEREST PAYABLE AND SIMILAR CHARGES

SHARE OF INTEREST OF ASSOCIATED UNDERTAKINGS                                  7,721            5,588             15,751
ON BANK LOANS AND OVERDRAFTS AND OTHER LOANS
  WHOLLY REPAYABLE WITHIN 5 YEARS                                                41            8,207             16,941
  WHOLLY OR PARTLY REPAYABLE IN MORE THAN 5 YEARS                            24,398            5,282             14,741
FINANCE COSTS OF SENIOR DISCOUNT DEBENTURES                                  40,548           34,344             71,661
FINANCE COSTS OF SENIOR DEBENTURES                                           11,370           11,318             22,657
FINANCE CHARGES PAYABLE IN RESPECT OF FINANCE
    LEASE AND HIRE PURCHASE CONTRACTS                                         2,490            1,976              4,702
EXCHANGE LOSSES ON FOREIGN CURRENCY TRANSLATION, NET                          5,218           15,023             30,954
OTHER                                                                         9,531              468              8,274
                                                                            101,317           82,206            185,681

------------------------------------------------------------------------------------------------------------------------

The consolidated financial statements as set out on pages 9, 10 and 11 which are unaudited, have been prepared on the basis of the accounting policies set out in the Group's 1997 Annual Report. The balance sheet, profit and loss account and cash flow information at 31 December 1997 is derived from the statutory accounts for 1997 which have been delivered to the Registrar of Companies. The auditors have reported on those accounts: their report was unqualified and did not contain a statement under section 237(2) or (3) of the Companies Act 1985.

-----------------------------------------------------------------------------------------------------------------------

TELEWEST COMMUNICATIONS PLC
UK GAAP

UNAUDITED SUMMARISED CONSOLIDATED BALANCE SHEET AT 30 JUNE 1998

                                                                        30 JUNE            30 JUNE         31 DECEMBER
                                                                           1998               1997                1997
                                                                     (POUND)000         (POUND)000          (POUND)000
-----------------------------------------------------------------------------------------------------------------------
FIXED ASSETS                                                          1,790,807          1,720,546           1,809,213
CURRENT ASSETS
     Stocks                                                                  91                 72                  32
     Debtors                                                             81,479             68,242              70,457
     Cash at bank and in hand                                            26,295             61,732              29,582
                                                                        107,865            130,046             100,071

CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR                        (197,523)          (210,395)           (334,756)

NET CURRENT LIABILITIES                                                (89,658)           (80,349)           (234,685)

TOTAL ASSETS LESS CURRENT LIABILITIES                                 1,701,149          1,640,197           1,574,528

CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR
                                                                    (1,573,948)        (1,203,004)         (1,305,708)
MINORITY INTERESTS                                                        (708)              (557)               (640)
                                                                 ------------------------------------------------------

CAPITAL AND RESERVES                                                    126,493            436,636             268,180
-----------------------------------------------------------------------------------------------------------------------


TELEWEST COMMUNICATIONS PLC
UK GAAP

---------------------------------------------------------------------------------------------------------
Unaudited summarised consolidated statements
of cash flows
                                                                      6 Months ended            Y/ending
                                                                         June 30               31 Dec 97
---------------------------------------------------------------------------------------------------------
                                                                     1998            1997           1997
                                                              (pound)'000     (pound)'000    (pound)'000
---------------------------------------------------------------------------------------------------------

NET CASH INFLOW FROM OPERATING ACTIVITIES                          40,861         (2,493)         68,624
                                                           ----------------------------------------------


RETURNS ON INVESTMENTS AND SERVICING OF FINANCE

Interest received                                                   1,833           2,988          3,599
Interest paid                                                    (32,501)        (20,044)       (63,479)
Interest element of finance lease payments                        (2,490)         (2,594)        (4,702)
                                                           ----------------------------------------------



NET CASH OUTFLOW FROM RETURNS ON INVESTMENTS AND SERVICING
OF FINANCE                                                       (33,158)        (19,650)       (64,582)
                                                           ----------------------------------------------


CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT

Purchase of tangible fixed assets                               (110,304)       (207,504)      (436,100)
Sale of tangible fixed assets                                       4,354             922          6,066
                                                           ----------------------------------------------


NET CASH OUTFLOW FROM CAPITAL EXPENDITURE AND FINANCIAL
INVESTMENT                                                      (105,950)       (206,582)      (430,034)
                                                           ----------------------------------------------


ACQUISITIONS AND DISPOSALS

Investment in associated undertakings and
other participating interests                                     (3.719)         (9,113)        (9,633)
                                                           ----------------------------------------------

NET CASH OUTFLOW FROM ACQUISITIONS AND DISPOSALS                  (3,719)         (9,113)        (9,633)
                                                           ----------------------------------------------

MANAGEMENT OF LIQUID RESOURCES

Decrease in fixed deposits (net)                                    8,710          21,523         53,288


FINANCING

Cash paid for credit facility arrangement costs                   (5,900)               0              0
Proceeds from borrowings                                          110,000         222,500        392,500
Repayment of borrowings                                              (10)               0        (2,375)
Capital element of finance lease payments                         (5,397)         (2,063)        (3,971)
                                                           ----------------------------------------------

NET CASH INFLOW FROM FINANCING                                     98,693         220,437        386,154
                                                           ----------------------------------------------

INCREASE IN CASH                                                    5,437           4,122          3,817
---------------------------------------------------------------------------------------------------------

TELEWEST COMMUNICATIONS PLC
US GAAP

--------------------------------------------------------------------------------------------------------------------------
     UNAUDITED SUMMARISED CONSOLIDATED
     STATEMENTS OF OPERATIONS                        3 Months    3 Months     3 Months    6 Months    6 Months    6 Months
                                                        ENDED       ENDED        ENDED       ENDED       ENDED       ENDED
                                                      30 JUNE     30 JUNE      30 JUNE     30 JUNE     30 JUNE     30 JUNE
                                                         1998        1998         1997        1998        1998        1997
                                                         $000  (POUND)000   (POUND)000        $000  (POUND)000  (POUND)000
--------------------------------------------------------------------------------------------------------------------------
     REVENUE
          Cable television                             74,267      44,578       38,744     147,871      88,758      76,845
          Telephony - residential                      84,103      50,482       38,175     164,797      98,918      77,849
          Telephony - business                         24,330      14,604       10,614      46,825      28,106      19,901
          Other                                         9,644       5,789        3,519      16,818      10,095       6,847
                                                   ----------- ----------- ------------ ----------- ----------- -----------

                                                      192,344     115,453       91,052     376,311     225,877     181,442
                                                   =========== =========== ============ =========== =========== ===========

     OPERATING LOSS                                  (42,403)    (25,452)     (36,421)    (88,325)    (53,016)    (73,187)

     Interest income                                    1,626         976        1,748       3,444       2,067       4,110
     Interest expense                                (66,085)    (39,667)     (32,920)   (137,258)    (82,388)    (63,234)
     Foreign exchange gain/(losses), net             (13,396)     (8,041)        (172)     (2,351)     (1,411)    (24,299)
     Share of losses of affiliates                    (7,280)     (4,370)      (5,345)    (18,449)    (11,074)    (10,323)
     Minority interest in profits of
        consolidated subsidiaries, net                   (70)        (42)         (93)       (113)        (68)       (210)
     Other, net                                           417         251          352       1,327         797         473
                                                   ----------- ----------- ------------ ----------- ----------- -----------

     LOSS BEFORE INCOME TAXES                       (127,191)    (76,345)     (72,851)   (241,725)   (145,093)   (166,670)
     Income tax expense                                  (28)        (17)         (51)           5           3       (115)
                                                   ----------- ----------- ------------ ----------- ----------- -----------

     NET LOSS                                       (127,219)    (76,362)     (72,902)   (241,720)   (145,090)   (166,785)
                                                   =========== =========== ============ =========== =========== ===========

     LOSS PER ORDINARY SHARE
     (DOLLARS/POUNDS)                                  (0.14)      (0.08)       (0.08)      (0.26)      (0.16)      (0.18)
                                                   =========== =========== ============ =========== =========== ===========

1     EARNINGS/(LOSS) BEFORE INTEREST, TAXES,
        DEPRECIATION AND AMORTISATION ("EBITDA")

     Operating loss                                  (42,403)    (25,452)     (36,421)    (88,325)    (53,016)    (73,187)
     Add: depreciation and amortisation of             89,891      53,956       45,510     178,727     107,279      89,560
        goodwill
                                                   ----------- ----------- ------------ ----------- ----------- -----------

     EBITDA                                            47,488      28,504        9,089      90,402      54,263      16,373
                                                   =========== =========== ============ =========== =========== ===========

2     OPERATING COSTS AND  EXPENSES

     Programming                                     (37,762)    (22,666)     (23,428)    (79,840)    (47,923)    (46,626)
     Telephony                                       (28,512)    (17,114)     (13,061)    (52,171)    (31,315)    (27,440)
     Selling, general and administration             (78,584)    (47,169)     (45,474)   (153,898)    (92,376)    (91,003)
     Depreciation                                    (78,893)    (47,355)     (38,902)   (156,736)    (94,079)    (76,358)
     Amortisation of goodwill                        (10,997)     (6,601)      (6,608)    (21,991)    (13,200)    (13,202)
                                                   ----------- ----------- ------------ ----------- ----------- -----------

                                                    (234,748)   (140,905)    (127,473)   (464,636)   (278,893)   (254,629)
--------------------------------------------------------------------------------------------------------------------------

The consolidated financial statements as set out on pages 12 and 13 which are unaudited, have been prepared on the basis of the accounting policies set out in the Group's 1997 Annual Report. The balance sheet, profit and loss account and cash flow information at 31 December 1997 is derived from the statutory accounts for 1997 which have been delivered to the Registrar of Companies. The auditors have reported on those accounts: their report was unqualified and did not contain a statement under section 237(2) or (3) of the Companies Act 1985.

The economic environment in which the Company operates is the United Kingdom ("UK") and hence its reporting currency is Pounds Sterling ("(pound)"). Merely for convenience, the financial statements contain translations of certain Pounds Sterling amounts into US Dollars at $1.666 per (pound)1.00, the Noon Buying Rate of the Federal Reserve Bank of New York on June 30, 1998. The presentation of the US Dollar amounts should not be construed as a representation that the Pounds Sterling amounts could be so converted into US Dollars at the rate indicated or at any other rate.

TELEWEST COMMUNICATIONS PLC
US GAAP

------------------------------------------------------------------------------------------------------------------


                                                                         1998             1998               1997
                                                                         $000       (POUND)000         (POUND)000
------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and cash equivalents                                              43,807           26,295             29,582
Receivables and prepaid expenses                                      135,744           81,479             70,459
Investments                                                           125,072           75,073             85,373
Property and equipment                                              2,854,173        1,713,189          1,705,520
Goodwill                                                              754,215          452,710            465,905
Other assets                                                           73,049           43,847             56,513
                                                               ===============  ===============  =================

TOTAL ASSETS                                                        3,986,060        2,392,593          2,413,352
                                                               ===============  ===============  =================

LIABILITIES
Debt                                                                2,513,154        1,508,496          1,373,054
Other liabilities                                                     482,689          289,729            300,908
                                                               ---------------  ---------------  -----------------

TOTAL LIABILITIES                                                   2,995,843        1,798,225          1,673,962

MINORITY INTERESTS                                                      1,180              708                640
SHAREHOLDERS' EQUITY                                                  989,037          593,660            738,750
                                                               ---------------  ---------------  -----------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                          3,986,060        2,392,593          2,413,352
                                                               ---------------  ---------------  -----------------

UNAUDITED SUMMARISED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                     6 months         6 months           6 months
                                                                        ended            Ended              ended
                                                                      30 June          30 June            30 June
                                                                         1998             1998               1997
                                                                         $000       (pound)000         (pound)000
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                            (241,720)        (145,090)          (166,785)
Adjustments to reconcile net loss to net cash used in
operating activities
    Depreciation                                                      156,736           94,079             76,358
    Amortisation of goodwill                                           21,983           13,195             13,202
    Amortisation of deferred financing costs and issue
        discount on senior discount debentures                         71,761           43,074             37,178
    Unrealised (gains)/loss on foreign currency translation             2,161            1,297             24,061
    Share of losses of affiliates                                      18,448           11,073             10,323
    Gain on disposals of assets                                       (1,211)            (727)              (473)
    Minority interests in profits of consolidated                         113               68                210
subsidiaries, net
        Changes in operating assets and liabilities
        Change in receivables                                         (8,963)          (5,380)              (117)
        Change in prepaid expenses                                    (3,430)          (2,059)            (1,089)
        Change in accounts payable                                     18,356           11,018            (8,648)
        Change in other liabilities                                  (21,402)         (12,845)            (6,363)
                                                               ---------------  ---------------  -----------------

NET CASH PROVIDED BY / (USED) IN OPERATING ACTIVITIES                  12,832            7,703           (22,143)

NET CASH USED IN INVESTING ACTIVITIES                               (182,709)        (109,669)          (215,695)

NET CASH PROVIDED BY FINANCING ACTIVITIES                             164,423           98,693            220,437
                                                               ---------------  ---------------  -----------------


NET DECREASE IN CASH AND CASH EQUIVALENTS                             (5,454)          (3,273)           (17,401)

Effect of exchange rate changes on cash and cash equivalents             (23)             (14)                 17
Cash and cash equivalents at beginning of period                       49,284           29,582             79,116

                                                               ---------------  ---------------  -----------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                             43,807           26,295             61,732

------------------------------------------------------------------------------------------------------------------

                                    - ENDS -